UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 16, 2014

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 16, 2014, David Ross retired from the Board of Directors of Cameron International Corporation ("Cameron"), at the expiration of his term as a director, in accordance with Cameron's Corporate Governance Principles, which provide that a director may not stand for reelection after reaching 72 years of age.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cameron held its Annual Meeting of Stockholders on May 16, 2014.  Set forth below are the results of the voting with respect to each matter acted upon at the Annual Meeting of Stockholders.

Proposal 1 - Election of Directors

The stockholders elected each of the following nominees to serve as a director to hold office until the 2015 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Nominees	For	Against	Abstain	Non-Votes
H. Paulett Eberhart	171,427,211	724,396	340,781	12,597,982
Peter J. Flour	171,210,805	1,013,673	267,910	12,597,982
James T. Hackett	171,219,841	984,169	288,378	12,597,982
Jack B. Moore	167,197,960	3,282,701	2,011,727	12,597,982
Michael E. Patrick	168,876,891	3,320,307	295,190	12,597,982
Jon Erik Reinhardsen	170,983,942	1,220,044	288,402	12,597,982
Bruce W. Wilkinson	169,423,956	2,359,808	708,624	12,597,982

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accountants for 2014

The stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2014.

For	Against	Abstain
180,866,899	2,682,619	1,540,852

Proposal 3 - Proposal to Approve, on an Advisory Basis, Cameron's 2013 Executive Compensation

The stockholders approved, on an advisory basis, the 2013 compensation of Cameron's named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
165,461,985	5,686,317	1,344,086	12,597,982

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
/s/ Grace B. Holmes
Grace B. Holmes
Vice President, Corporate Secretary and Chief Governance Officer

Date:     May 22, 2014